                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-32016

                              PROSPECTUS SUPPLEMENT

                       To Prospectus dated March 17, 2000

     and supplemented by the Prospectus Supplement, dated April 17, 2000 of

                       VALUE CITY DEPARTMENT STORES, INC.

         Filene's Basement, Inc. ("Filene's") sold the following number of shares of our common stock on the dates provided below:

          o        2,000 shares on April 17, 2000;
          o        2,000 shares on April 18, 2000;
          o        2,000 shares on April 19, 2000;
          o        2,000 shares on April 20, 2000;
          o        2,000 shares on April 24, 2000;
          o        2,000 shares on April 25, 2000;
          o        2,000 shares on April 26, 2000;
          o        2,000 shares on April 27, 2000;
          o        2,000 shares on April 28, 2000;
          o        2,400 shares on May 1, 2000;
          o        2,000 shares on May 3, 2000; and
          o        60,000 shares on May 4, 2000.

These sales were effected by Donaldson, Lufkin & Jenrette Securities Corporation, as agent. Immediately following these sales, Filene's beneficially owned 312,008 shares of our common stock.

         On May 11, 2000, the closing price per share of our common stock on the New York Stock Exchange was $10.44.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO CONTRARY IS A CRIMINAL OFFENSE.


             The date of this Prospectus Supplement is May 12, 2000.